UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934.

Date of Report:  August 13, 2013

(Date of earliest event reported)

MRI Interventions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54575	58-2394628
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation or organization)	Number)	Identification No.)

One Commerce Square, Suite 2550
Memphis, Tennessee		38103
(Address of principal executive offices)		(Zip Code)

(901) 522-9300

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a).	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Change of Accounting for Warrant Derivative Liabilities

In connection with the preparation of financial statements as of and for the three and six months ended June 30, 2013, management of MRI Interventions, Inc. (the “Company”) determined that the Company should have used derivative liability accounting to account for the fair value of the warrants issued by the Company in its July 2012 equity private placement (the “July 2012 Financing”) in recording the net proceeds received from that transaction, due to the anti-dilution provisions (commonly referred to as “down round” provisions) associated with the exercise price of the warrants. The Company previously recorded all of the net proceeds from the July 2012 Financing as equity.

In accounting for the Company’s January 2013 equity private placement (the “January 2013 Financing”), the Company applied derivative liability accounting for the warrants issued in that transaction. However, the valuation model used by the Company only considered the net cash settlement feature which gives the warrant holder the right to net cash settlement in the event certain transactions occur. The Company also should have considered other scenarios that did not result in application of the net cash settlement feature, in accordance with standards for derivative liability accounting.

Management of the Company discussed these non-cash errors with the Audit Committee of the Board of Directors of the Company (the “Audit Committee”) on August 13, 2013, and together they concluded that the Company should file a Form 10-K/A for the year ended December 31, 2012 and a Form 10-Q/A for the quarterly period ended March 31, 2013 to correct the non-cash errors. Accordingly, on August 13, 2013 the Audit Committee and management of the Company together concluded that Company’s balance sheet as of December 31, 2012, its statement of operations for the year ended December 31, 2012, its condensed balance sheet as of March 31, 2013, and its condensed statement of operations for the three months ended March 31, 2013, all as previously issued by the Company, should no longer be relied upon.

The Company has calculated the fair value of the warrants issued in the July 2012 Financing and the January 2013 Financing using the Monte Carlo simulation valuation method. The impact of the restatements to correct the non-cash errors described above is reflected below for the periods indicated:

	As of December 31, 2012			As of March 31, 2013
	As previously			As previously
	reported	Adjustment	As restated	reported	Adjustment	As restated
Balance sheet:
Total assets	$5,551,746	$-	$5,551,746	$13,023,682	$-	$13,023,682

Current liabilities:
Derivative liabilities	$789	$2,128,302	$2,129,091	$3,771,310	$39,328	$3,810,638
All other current liabilities	4,179,186	-	4,179,186	2,518,349	-	2,518,349
Total current liabilities	4,179,975	2,128,302	6,308,277	6,289,659	39,328	6,328,987
All other liabilities	7,108,872	-	7,108,872	8,565,829	-	8,565,829
Total liabilities	11,288,847	2,128,302	13,417,149	14,855,488	39,328	14,894,816
Additional paid-in capital	60,953,692	(1,957,720)	58,995,972	65,716,715	4,999	65,721,714
Accumulated deficit	(65,495,746)	(170,582)	(65,666,328)	(66,445,749)	(44,327)	(66,490,076)
Other stockholders' equity	(1,195,047)	-	(1,195,047)	(1,102,772)	-	(1,102,772)
Total deficit	(5,737,101)	(2,128,302)	(7,865,403)	(1,831,806)	(39,328)	(1,871,134)
Total liabilities and stockholders' deficit	$5,551,746	$-	$5,551,746	$13,023,682	$-	$13,023,682

	Year Ended December 31, 2012			Three Months Ended March 31, 2013
	As previously			As previously
	reported	Adjustment	As restated	reported	Adjustment	As restated
Statements of operations:
Operating loss	$(3,129,278)	$-	$(3,129,278)	$(1,367,032)	$-	$(1,367,032)
Gain (loss) on change in fair value of derivative liabilities	(789)	(170,582)	(171,371)	1,497,443	126,255	1,623,698
All other income (expense)	(2,577,069)	-	(2,577,069)	(1,080,414)	-	(1,080,414)
Net Loss	$(5,707,136)	$(170,582)	$(5,877,718)	$(950,003)	$126,255	$(823,748)
Net loss per share (basic and diluted)	$(0.14)	$(0.01)	$(0.15)	$(0.02)	$0.00	$(0.02)

The Company is working to complete the filing of the Form 10-K/A for the year ended December 31, 2012, and the Form 10-Q/A for the quarterly period ended March 31, 2013.  The Company also will disclose the affected quarterly information for 2012 in the Form 10-K/A.

The Audit Committee and management of the Company have discussed the matters described herein with Cherry Bekaert LLP, the Company's independent registered public accounting firm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MRI Interventions, Inc.

By:	/s/ Oscar L. Thomas
Oscar L. Thomas
Vice President, Business Affairs

Date:     August 13, 2013

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